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                                                                    Exhibit 23.2
RYDER SCOTT COMPANY
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PETROLEUM ENGINEERS                                         FAX:  (303) 623-4258

600 SEVENTEENTH STREET   SUITE 900N                     DENVER, COLORADO  80202
                                                        TELEPHONE (303) 623-9147






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name and the reference to our reports with effective dates of September 30, 1993, 1994, 1995 and 1996 in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1997.

                                                 Sincerely,

                                                 /s/ Ryder Scott Company
                                                 -------------------------------
                                                 Petroleum Engineers
                                                 RYDER SCOTT COMPANY
                                                 PETROLEUM ENGINEERS







November 18, 1997












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